UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2010

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of Barnes & Noble, Inc. (the “Company”) was held on November 17, 2010. The final voting results for the proposal submitted to a vote of the stockholders of the Company at the Special Meeting are set forth below.

Resolution ratifying the adoption by the Board of Directors of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010, June 23, 2010 and October 29, 2010, between the Company and Mellon Investor Services LLC. The Company’s stockholders approved the proposal by the following vote:

Votes For	Votes Against	Abstentions
36,727,129	14,185,643	108,035

Item 8.01.	Other Events.

On November 17, 2010, the Company issued a press release relating to the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is filed as a part of this report.

Exhibit No.	Description

99.1	Press Release issued by Barnes & Noble, Inc., dated November 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES & NOBLE, INC.,

Date: November 17, 2010	By:	/S/ EUGENE V. DEFELICE
	Name:	Eugene V. DeFelice
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Barnes & Noble, Inc., dated November 17, 2010.